                                                                    EXHIBIT 4(c)


                                    AMENDMENT
                                       TO
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                   DATED AS OF
                                  JULY 23, 1997

                          DATED AS OF JANUARY 26, 1999

         THIS AMENDMENT (herein called this "Amendment") is made and entered into this 26th day of January, 1999, by and among the Borrowers, the Agent and the Banks. In consideration of the mutual covenants and agreements contained herein, the Borrowers, the Agent and the Banks hereby agree as set forth herein.

                                   WITNESSETH:

         WHEREAS, the Borrowers, the Agent and certain of the Banks are parties to the Second Amended and Restated Credit Agreement dated as of July 23, 1997 (the "1997 Credit Agreement"); and

         WHEREAS, the Borrowers have requested that the 1997 Credit Agreement be further amended, and the parties hereto have agreed to do so on the terms and conditions set forth herein; and

         WHEREAS, Williams Communications Group, Inc. ("WCG") intends to become a Borrower pursuant to the 1997 Credit Agreement and the Banks have agreed to the inclusion of WCG in such capacity subject to the terms hereof.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Agent and the Banks agree as follows:

         1. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the 1997 Credit Agreement shall have the same meanings whenever used in this Amendment.

         2. The definition of "Applicable Margin" as listed in ARTICLE I DEFINITIONS AND ACCOUNTING TERMS is hereby amended as follows:

         (a) Clause (i) of the definition of "Applicable Margin" is hereby amended and restated in its entirety to read as follows:

         (i) as to any Eurodollar Rate Advance to any Borrower (other than (x) WilTel during such times as WilTel is Unrated and (y) WCG at any time), the rate per annum set forth in Schedule XI under the heading "Applicable Margin" for the relevant Rating Category applicable to such Borrower from time to time;

         (b) Clause (iii) of the definition of "Applicable Margin" is hereby amended and restated in its entirety to read as follows:

         (iii) for each day during such times as WilTel is Unrated, as to any Eurodollar Rate Advance to WilTel at such times subsequent to January 26, 1999, the rate per annum set forth in the following table for the relevant Applicable WilTel Debt to EBITDA Ratio for such day:

                                                 Applicable Margin
                Applicable               If 50% or less    If more than 50%
              WilTel Debt to             of Commitment     of Commitment
               EBITDA Ratio                  drawn             drawn
              --------------             --------------    ----------------
         Less than or equal to 1.0           .375%              .500%

         Greater than 1.0 and less           .500%              .625%
         than or equal to 1.75

         Greater than 1.75 and less          .625%              .750%
         than or equal to 2.5

         Greater than 2.5 and less           .750%              .875%
         than or equal to 3.5

         Greater than 3.5 and less           1.00%              1.125%
         than or equal to 4.5

         Greater than 4.5 and less           1.25%              1.50%
         than or equal to 5.5

         Greater than 5.5                    1.50%              2.00%

         (c) The following clause (iv) is added to the definition of "Applicable Margin" immediately following clause (iii) of such definition:

         and (iv) as to any Eurodollar Rate Advance to WCG as Borrower, the Applicable Margin in effect with respect to WHD on such date, as determined pursuant to clause (i) of this definition.

         3. The definition of "WilTel" as listed in ARTICLE I DEFINITIONS AND ACCOUNTING TERMS is hereby deleted and replaced with the following:

            "WilTel" means Williams Communications Solutions, LLC, a Delaware limited liability company.

         4. The definition of "Borrowers" as listed in ARTICLE I DEFINITIONS AND ACCOUNTING TERMS is hereby amended to delete WPL and to add "WCG".

         5. ARTICLE I DEFINITIONS AND ACCOUNTING TERMS is hereby amended to add the following terms:

            "Guaranty" means that certain guaranty dated January 26, 1999 duly executed and delivered to the Agent by WHD in substantially the form of
         Exhibit I.

            "Permitted WCG Liens" means Liens specifically described on
         Schedule IX-A.

            "WCG" means Williams Communications Group, Inc., a Delaware corporation.

         6. Section 3.02 Additional Conditions Precedent to Each A Borrowing is hereby amended to add the following subpart (a)(iv):

            (a)(iv) The Guaranty has been executed and delivered by WHD and remains in full force and effect.

         7. Section 3.03 Conditions Precedent to Each B Borrowing is hereby amended to add the following subpart (iii)(a)(5):

            (iii)(a)(5) The Guaranty has been executed and delivered by WHD and remains in full force and effect.

         8. Section 4.1 Representations and Warranties is hereby amended by adding thereto the following additional clause (n):

            (n) The Borrower has (i) reviewed the areas within its business and operations and those of its Subsidiaries which could be adversely affected by failure to become "Year 2000 Compliant" (that is, that computer applications, imbedded microchips and other systems used by any of the Borrower or its Subsidiaries or their material vendors, will be able properly to recognize and perform date-sensitive functions involving certain dates prior to and any date after December 31, 1999); (ii) developed a detailed plan and timetable to become Year 2000 Compliant in a timely manner; and (iii) committed adequate resources to support its plan to become Year 2000 Compliant in a timely manner. Based on such review and plan the Borrower reasonably believes that it and its Subsidiaries will become Year 2000 Compliant on a timely basis except to the extent that a failure to do so would not reasonably be expected to have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries, taken as a whole, or on the ability of the Borrower to perform its obligations hereunder.

         9. Section 5.02 Negative Covenants, is hereby amended as follows:

            (a) By adding to clause (a) Liens, Etc. thereof the following additional subclause:

         (viii) WCG and its Non-Borrowing Subsidiaries may create, incur, assume or suffer to exist Permitted WCG Liens

            (b) By deleting subparts (b) Debt, (i) and (ii) and replacing them with the following:

            (b) Debt. (i) in the case of TWC, permit the ratio of (A) the aggregate amount of all Debt of TWC and its Subsidiaries on a Consolidated basis to (B) the sum of the Consolidated Net Worth of TWC plus the aggregate amount of all Debt of TWC and its Subsidiaries on a Consolidated basis to exceed (1) 0.7 to 1.0 at any time during the period beginning on January 1, 1999 through December 31, 2000, (2)
         0.675 to 1.0 at any time during the period beginning on January 1, 2001 through December 31, 2001, or (3) 0.65 to 1.0 at any time during the period beginning on January 1, 2002 through the term of this Agreement;

            (ii) in the case of WHD, permit the ratio of (A) the aggregate amount of all Debt of WHD and its Subsidiaries on a Consolidated basis to (B) the sum of the Consolidated Net Worth of WHD plus the aggregate amount of all Debt of WHD and its Subsidiaries on a consolidated basis to exceed (1) 0.6 to 1.0 at any time during the period beginning on January 1, 1999 through December 31, 2000, (2) 0.575 to 1.0 at any time during the period beginning on January 1, 2001 through December 31, 2001, or (3) 0.55 to 1.0 at any time during the period beginning on January 1, 2002 through the term of this Agreement; and

            (c) By adding in clause (f) Maintenance of Ownership of Certain Subsidiaries immediately after the reference to "WilTel" in phrases (1) and (2) of such clause (f) a reference to WCG.

            (d) By amending and restating subpart (vii) of clause (j) Sale and Lease-Back Transactions to read as follows:

         (vii) paragraph (x) of Schedule IX in the case of WilTel and its Subsidiaries or Schedule IX-A in the case of WCG and its Subsidiaries.

         10. Section 6.01 Events of Default is hereby amended by adding the word "or" after the semi-colon ending clause (i) thereof and adding the following clause (j) to such Section 6.01:

         (j) As to WCG as Borrower, the Guaranty shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of WHD as guarantor thereunder; any Borrower or any Subsidiary or Affiliate of a Borrower shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability;

         11. Schedule II "Borrower Information" is hereby amended by adding thereto the following information: Williams Communications Group, One Williams Center, Suite 4800, Tulsa, Oklahoma 74172, Attention:
Patti J. Kastl, Telecopier:  (918) 588-4755.

         12. Schedule IX-A "Permitted WCG Liens" is hereby added to the 1997 Credit Agreement in the form of Schedule IX-A attached hereto.

         13. The total Commitments of the Banks to WCG shall be in the aggregate amount of $400,000,000 and each Bank?s Commitment to WCG as of the date hereof shall be forty percent (40%) of its Commitment to WHD pursuant to the 1997 Credit Agreement as hereby amended. Schedule X of the 1997 Credit Agreement is hereby deemed to be amended to add such Commitment of each Bank to WCG thereto and to delete the Commitment of each Bank to WPL.

         14. Schedule XI "Rating Categories" is hereby deleted in its entirety and replaced with the Schedule XI attached to this Amendment.

         15. Exhibit I "Form of Guaranty", attached to this Amendment, is hereby added to the Agreement as Exhibit I.

         16. To induce the Banks, the Co-Agents and the Agent to enter into this Amendment, each of the Borrowers hereby reaffirms and WCG makes with respect to itself, as of the date hereof, those representations and warranties contained in Article IV of the 1997 Credit Agreement (except to the extent such representations and warranties relate solely to an earlier date) and additionally each Borrower represents and warrants as follows:

         (a) The execution, delivery and performance by WCG of this Amendment and its Notes and the consummation of the transactions contemplated by this Amendment are within WCG?s corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) WCG?s charter or by-laws, or
(ii) law or any contractual restriction binding on or affecting WCG and will not result in or require the creation or imposition of any Lien prohibited by the 1997 Credit Agreement, as amended hereby. At the time of each borrowing of any Advance by WCG, such borrowing and the use of the proceeds of such Advance will be within WCG?s corporate powers, will have been duly authorized by all necessary corporate action, will not contravene (i) WCG?s charter or by-laws, or
(ii) law or any contractual restriction binding on or affecting WCG and will not result in or require the creation or imposition of any Lien prohibited by the 1997 Credit Agreement, as amended hereby.

         (b) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by WCG of this Amendment or its Notes, or the performance of the 1997 Credit Agreement as amended hereby or the consummation of the transactions contemplated by this Amendment and the 1997 Credit Agreement as hereby amended. At the time of each borrowing of any Advance by WCG, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body will be required for such borrowing or the use of the proceeds of such Advance.

         (c) This Amendment has been duly executed and delivered by WCG. This Amendment and the 1997 Credit Agreement, as amended hereby, are the legal, valid and binding obligations of WCG enforceable against WCG in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors? rights generally and by general principles of equity. The A Notes of WCG are, and when executed the B Notes of WCG will be, the legal, valid and binding obligations of WCG enforceable against WCG in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors? rights generally and by general principles of equity.

         (d) The execution, delivery and performance by WHD of its Guaranty and the consummation of the transactions contemplated by this Amendment and such Guaranty are within WHD?s corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) WHD?s charter or by-laws, or
(ii) law or any contractual restriction binding on or affecting WHD and will not result in or require the creation or imposition of any Lien prohibited by the 1997 Credit Agreement, as amended hereby.

         (e) The Guaranty and this Amendment have each been duly executed and delivered by WHD and each constitutes the legal, valid and binding obligations of WHD enforceable against WHD in accordance with its respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors? rights generally and by general principles of equity.

         (f) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by WHD of this Amendment or its Guaranty or the consummation of the transactions contemplated by this Amendment or its Guaranty.

         (g) The execution, delivery and performance by each Borrower other than WCG (such Borrowers the "Existing Borrowers") of this Amendment and the consummation of the transactions contemplated by this Amendment are within such Existing Borrower?s corporate or limited liability company powers, have been duly authorized by all necessary corporate or limited liability company action, do not contravene (i) such Existing Borrower?s charter, by-laws, or formation agreement, or (ii) law or any contractual restriction binding on or affecting such Existing Borrower and will not result in or require the creation or imposition of any Lien prohibited by the 1997 Credit Agreement, as amended hereby.

         (h) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by any Existing Borrower of this Amendment or the consummation of the transactions contemplated by this Amendment.

         (i) This Amendment has been duly executed and delivered by each Existing Borrower. This Amendment is the legal, valid and binding obligation of each Existing Borrower enforceable against each Existing Borrower in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors? rights generally and by general principles of equity.

         17. The obligation of each Bank to make its initial Advance to WCG on or after the date hereof is conditioned on the receipt by the Agent on or before the date of such Advance of the following:

         (a) A certificate of the Secretary or an Assistant Secretary of WCG as to (i) its by-laws and all changes which have been made, if any, to its Certificate of Incorporation since the date of certification of such Certificate delivered pursuant to item (b) below, (ii) resolutions of the Board of Directors or the Executive Committee thereof then in full force and effect authorizing the borrowing in an amount equal to or greater than $400,000,000 and the execution, delivery and performance of such documents, certificates and notes and all other actions necessary to effect such and (iii) the incumbency and signatures of those of its officers authorized to act with respect to this Amendment;

         (b) A copy of the Certificate of Incorporation of WCG, certified by the Secretary of State of Delaware and attesting to its existence and good standing;

         (c) A certificate of the Secretary or an Assistant Secretary of WHD as to (i) its by-laws, (ii) resolutions of the Board of Directors or Executive Committee thereof then in full force and effect authorizing the execution, delivery and performance of the Guaranty, and (iii) the incumbency and signatures of those of its officers authorized to act with respect to this Amendment and the Guaranty;

         (d) The A Notes of WCG, duly executed to the order of each of the respective Banks, substantially in the form of Exhibit A-1 to the 1997 Credit Agreement in the aggregate principal amount of $400,000,000;

         (e) The Guaranty, duly executed by WHD; and

         (f) An opinion of William G. von Glahn, General Counsel of TWC, delivered on behalf of WCG and WHD substantially in the form of Exhibit A attached hereto.

         18. The 1997 Credit Agreement as hereby amended is hereby ratified and confirmed in all respects. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent or the Banks under the 1997 Credit Agreement. All references to the Credit Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the 1997 Credit Agreement as amended hereby.

         19. The provisions of the 1997 Credit Agreement not specifically amended herein will be interpreted so as to be consistent with this Amendment; if, however, any discrepancy exists between such provisions in the 1997 Credit Agreement and this Amendment, such discrepancy shall be resolved in favor of this Amendment.

         20. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA, IN ALL RESPECTS, INCLUDING CONSTRUCTION, VALIDITY AND PERFORMANCE.

         21. This Amendment shall be effective as of January 26, 1999 and shall be binding upon the parties hereto and upon their respective successors, heirs and permitted assigns.

         22. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Amendment by signing one or more counterparts.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.


THE WILLIAMS COMPANIES, INC.                TEXAS GAS TRANSMISSION
                                            CORPORATION


By:                                         By:
    ------------------------------              --------------------------------
Name:                                       Name:
      ----------------------------                ------------------------------
Title:                                      Title:
       ---------------------------                 -----------------------------


TRANSCONTINENTAL GAS PIPE LINE              WILLIAMS COMMUNICATIONS
CORPORATION                                 GROUP, INC.


By:                                         By:
    ------------------------------              --------------------------------
Name:                                       Name:
      ----------------------------                ------------------------------
Title:                                      Title:
       ---------------------------                 -----------------------------


WILLIAMS HOLDINGS OF DELAWARE,              WILLIAMS COMMUNICATIONS
INC.                                        SOLUTIONS, L.L.C.


By:                                         By:
    ------------------------------              --------------------------------
Name:                                       Name:
      ----------------------------                ------------------------------
Title:                                      Title:
       ---------------------------                 -----------------------------


NORTHWEST PIPELINE CORPORATION


By:
    ------------------------------
Name:
      ----------------------------
Title:
       ---------------------------

AGENT:

CITIBANK, N.A., as Agent


By:
    ------------------------------
Title:
       ---------------------------


BANKS:

CITIBANK, N.A.                              CREDIT LYONNAIS NEW YORK BRANCH


By:                                         By:
    ------------------------------              ------------------------------
Title:                                      Title:
       ---------------------------                 ---------------------------


BANK OF AMERICA NATIONAL TRUST              THE FIRST NATIONAL BANK OF
AND SAVINGS ASSOCIATION                     CHICAGO



By:                                         By:
    ------------------------------              ------------------------------
Title:                                      Title:
       ---------------------------                 ---------------------------


THE CHASE MANHATTAN BANK                    BANK OF MONTREAL


By:                                         By:
    ------------------------------              ------------------------------
Title:                                      Title:
       ---------------------------                 ---------------------------


CIBC INC.                                   THE BANK OF NEW YORK


By:                                         By:
    ------------------------------              ------------------------------
Title:                                      Title:
       ---------------------------                 ---------------------------

                                            THE BANK OF NOVA SCOTIA


                                            By:
                                                ------------------------------
                                            Title:
                                                   ---------------------------

BARCLAYS BANK PLC                           SOCIETE GENERALE, SOUTHWEST AGENCY


By:                                         By:
    ------------------------------              ------------------------------
Title:                                      Title:
       ---------------------------                 ---------------------------


BANKBOSTON, N.A.                            WELLS FARGO BANK, N.A.


By:                                         By:
    ------------------------------              ------------------------------
Title:                                      Title:
       ---------------------------                 ---------------------------


THE FUJI BANK, LIMITED, HOUSTON             BANK OF OKLAHOMA, N.A.
AGENCY


By:                                         By:
    ------------------------------              ------------------------------
Title:                                      Title:
       ---------------------------                 ---------------------------


MELLON BANK, N.A.                           COMMERCE BANK, N.A.


By:                                         By:
    ------------------------------              ------------------------------
Title:                                      Title:
       ---------------------------                 ---------------------------


MORGAN GUARANTY TRUST                       CREDIT AGRICOLE INDOSUEZ
COMPANY OF NEW YORK


By:                                         By:
    ------------------------------              ------------------------------
Title:                                      Title:
       ---------------------------                 ---------------------------


ROYAL BANK OF CANADA                        SUNTRUST BANK, ATLANTA


By:                                         By:
    ------------------------------              ------------------------------
Title:                                      Title:
       ---------------------------                 ---------------------------

INDUSTRIAL BANK OF JAPAN TRUST
COMPANY


By:
    ------------------------------
Title:
       ---------------------------


THE SAKURA BANK, LIMITED


By:
    ------------------------------
Title:
       ---------------------------


THE BANK OF TOKYO-MITSUBISHI, LTD.


By:
    ------------------------------
Title:
       ---------------------------


UBS AG, STAMFORD BRANCH


By:
    ------------------------------
Title:
       ---------------------------


NATIONS BANK N.A.


By:
    ------------------------------
Title:
       ---------------------------